Exhibit 99.1

FORM OF PROXY

GUARANTY FEDERAL BANCSHRES, INC.

Special Meeting of Stockholders

March 21, 2022, 4:00 P.M. local time

This proxy is solicited by the Board of Directors

I, the undersigned stockholder of Guaranty Federal Bancshares, Inc. (the “Company”), having received notice of a special meeting of the stockholders, revoking any proxy previously given, do hereby nominate, constitute and appoint, each of [●] and [●], my true and lawful attorney and proxy, each with full power of substitution, for me and in my name, place and stead to vote all of the shares of common stock of the Company, $0.10 par value per share, standing in my name on its books on January 25, 2022, at a special meeting of the stockholders of the Company, to be held at 2144 E. Republic Rd., Suite F200, Springfield, Missouri 65804, on March 21, 2022, at 4:00 P.M. local time (the “Special Meeting”), and at any postponement or adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

1. To approve the Agreement and Plan of Merger, dated as of November 9, 2021, between QCR Holdings, Inc. and the Company (the “Merger Agreement”), pursuant to which the Company will merge with and into QCR Holdings, Inc., and the transactions contemplated therein.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. To approve the adjournment of the Special Meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the Merger Agreement and the transactions contemplated therein.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors recommends you vote “FOR” Proposals 1, 2, and 3. This proxy will be voted as directed, or if no instructions are given, it will be voted “FOR” Proposals 1, 2, and 3. This proxy will be voted in the discretion of the proxy holders on any other matters that may properly come before the Special Meeting.

Signature	Date

Signature (Joint Owners)	Date

Please sign exactly as your name(s) appear hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Please indicate if you plan to attend this meeting: ☐ Yes ☐ No